EXHIBIT 23





                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67921) pertaining to the Reliv International, Inc. 401(k) Plan of our report dated June 1, 2001, with respect to the financial statements and schedule of the Reliv International, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                                       /s/Ernst & Young LLP

St. Louis, Missouri
June 25, 2001